Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Savings Bank Employee Savings and Investment Plan and Trust

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-44078) of our report dated June 28, 2010, relating to the financial statements and supplemental schedules of the Sterling Savings Bank Employee Savings and Investment Plan and Trust appearing on this Form 11-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

Spokane, Washington June 28, 2010